CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Yandex N.V.

We consent to the incorporation by reference in the registration statements (Nos. 333-177622 and 333-213317) on Form S-8 and in the registration statement (No. 333-239391) on Form F-3 of Yandex N.V. of our reports dated March 31, 2021, with respect to the the consolidated balance sheets of Yandex N.V. and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 20-F of Yandex N.V.

Our report on the consolidated financial statements dated March 31, 2021, refers to the translation of the consolidated financial statements as of and for the year ended December 31, 2020 into United States dollars presented solely for the convenience of the reader.

Our report dated March 31, 2021, on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that the Company acquired Yandex.Market during 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Yandex.Market’s internal control over financial reporting associated with approximately 6% of consolidated total revenue and approximately 19% of consolidated total assets (of which 10% represented by goodwill and 2% by intangible assets) included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Yandex.Market.

/s/ JSC “KPMG”

Moscow, Russia
March 31, 2021